UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 2)

Commission File Number 333-201273

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZRHO BEVERAGES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

2080
(Primary Standard Industrial Classification Code Number)

46-5662800
(I.R.S. Employer Identification Number)

15720 N. Greenway-Hayden Loop #2
Scottsdale, AZ 85260
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Edward C. Orr III, President
ZRHO Beverages, Inc.
15720 N. Greenway-Hayden Loop #2
Scottsdale, AZ 85260
(480) 219-8564
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	550,000	$0.10	$55,000	$6.39

TOTAL	550,000	$0.10	$55,000(1)	$6.39
(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

A Registration Statement relating to these securities has been filed with the Securities Exchange Commission.  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors, beginning on page 5.

Prospectus (Subject to Completion)

Dated _________, 20___

PROSPECTUS

ZRHO Beverages, Inc.
550,000 Shares of Common Stock Offered by
ZRHO Beverages, Inc.

	Per Share	Total

Public Offering Price sold by the Company …	$0.10	$55,000

Underwriting discounts and Commissions…	$0.00	$0.00

Proceeds to ZRHO Beverages, Inc…	$0.10	$55,000

Net Proceeds to ZRHO Beverages, Inc. (1)…	0.10	$38,400
(1)
Total reflects an estimate of expenses including: accounting and audit $2,500, legal $10,000, copy and printing $600, $2,500 EDGAR services and $1,000 for transfer agent setup and initial certificate issuances.

We are offering to the public 550,000 shares of common stock, at $0.10 per share for a total of $55,000, in a “direct public offering” on an “all-or-none” basis through our sole officer and director, Mr. Edward Orr III. Assuming we complete the sale of the 550,000, raising the full $55,000; after payment of offering expenses of $16,600 as disclosed in “Summary of the Offering” on page 3 of this prospectus, our net proceeds will be $38,400. This offering terminates in 12 months after commencement of this offering, on ____, 20___. If we do not sell all of the 550,000 shares being offered prior to the termination date, we intend to promptly return all money paid for shares to the purchasers within 24 hours of the termination date, without interest and without deduction, although all the money may not be returned because it may be subject to creditors’ claims. At this time we do not have any outstanding creditor claims.

This is our initial public offering, and no public market currently exists for our Shares. The securities being registered in this offering may not be liquid since they are not listed on any exchange or quoted through an OTC market, and a market for these securities may not develop. The offering price may not reflect the market price of our Shares after the offering. We intend to file for inclusion of our common stock on an Over-the-Counter market; however, there can be no assurance that FINRA will approve the inclusion of the common stock. There is a $500 minimum purchase requirement for prospective stockholders.  All funds will be placed into a separate corporate account, not in an escrow or trust account, and as such, it may be subject to creditor’s claims. At this time we do not have any outstanding creditor claims.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 4 where we describe specific risks associated with an investment in ZRHO Beverages, Inc., and these securities before you make your investment decision.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors, beginning on page 5.

We are considered a “shell company” under applicable securities rules and subject to additional regulatory requirements as a result, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as additional restrictions. Accordingly, investors should consider our shares to be significantly risky and illiquid investments. See Risk Factors, beginning on Page 5.

Our auditors have substantial doubt about our ability to continue as a going concern.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS __________, 201___.

PROSPECTUS SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us" and “ZRHO” refer to ZRHO Beverages, Inc.

ZRHO Beverages, Inc. is a development stage company incorporated in the State of Nevada on May 12, 2014. We were formed to engage in the business of developing, marketing, selling and distributing an alternative beverage category beverage, which is intended to prevent the effects of a hangover. In May 2014 we formed the corporation and began researching manufacturing companies that will help produce and bottle our product to commence our planned prinicipal operations . During the initial eight months of formation, we were primarily involved in organizational activities and analyzing the viability of our business plan, and establishing our business model, including researching the items needed to secure a trademark and develop relationships with outlets for sale and distribution. We filed a trademark for our corporate logo on December 29, 2014. On February 5, 2015, we engaged Allen Flavors, Inc., a proprietary beverage formulation, flavor and ingredient supply company, to produce our beverage. On February 9, 2015, the project was submitted to the lab for formulation and production of the prototype samples. We are a development stage company and have not earned any revenues.  We cannot state with certainty whether we will achieve profitability.

Since our inception on May 12, 2014 through October 31, 2014, we have not generated any revenues and have incurred a net loss of $10,186. Throughout May 12, 2014 and October 31, 2014 our only business activity was the formation of our corporate entity and the development of our business model. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with the offering, such as accounting services, as well as various filing fees and transfer agent fees. Additionally, capital raised in this offering will fund website and marketing development and working capital. We believe that with our lack of significant expenses, the working capital raised in this offering, and the possible advancement of funds which we may or may not receive from our President, Mr. Orr, we may have sufficient capital to support the limited costs associated with our initial ongoing operations for the next twelve months, assuming we are successful in the launching and implementation of our current business plan. However, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that the funds advanced by our president, if any, will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

ZRHO is building a business based on developing, marketing, selling and distributing an alternative beverage category beverage, which is intended to prevent the effects of a hangover. On February 5, 2015, we hired Allen Flavors, Inc. to help produce and bottle our product. In addition to working on our beverage development, at this time , we are implementing our marketing plan which includes graphic design work, lead development and website. We have no intentions to be acquired or to merge with an operating company. Additionally, our shareholders have no intention of entering into a change of control or similar transaction.

No member of our management or any of our affiliates have been previously involved in the management or ownership of a development stage company that has not implemented its business plan, engaged in a change of control or similar transaction or has generated no or minimal resources to date.  We were formed in May 2014, since then we have been developing our website and marketing plan, researching manufacturing companies for the development of our product, establishing market contacts, and researching outlets for sale and distribution.

As of the date of this prospectus we have one officer who also serves as our sole director, our sole employee, and who we anticipate will devote 15 to 20 hours a week to the company going forward. Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. Even though we intend to generate revenues upon the commencement of our marketing plan, it is possible we will sustain operating losses for at least the next 12 months. Even if we sell all the securities offered, a substantial portion of the proceeds of the offering will be spent for costs associated with the offering, fees associated with SEC reporting requirements, and website development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plan of operation.

ZRHO’s address and phone number are:

ZRHO Beverages, Inc.
15720 N. Greenway-Hayden Loop #2
Scottsdale, Arizona 85260
(480) 219-8564

Summary of the Offering

New Securities Offered…(1)	550,000 shares of common stock, $0.001 par value per share.

Price Per Share…(2)	$0.10

Minimum Purchase…	$500/5,000 shares of common stock

Common Stock Outstanding before Offering…	1,075,000 shares of common stock

Common Stock Outstanding after Offering…	1,625,000 shares of common stock

Estimated Total Proceeds…	$55,000

Offering Expenses…(3)	$16,600

Net Proceeds after Offering Expenses…	$38,400

Use of Proceeds…	Other than the expenses of the offering, the proceeds of the offering will be used for; accounting, graphic design, marketing, product development, legal, and general working capital.

Subscriptions…	Subscriptions are to be made payable to “ZRHO Beverages, Inc.”
(1)	Management may not, and will not purchase any shares in this offering.
(2)
Currently there is no trading market for our stock.  We intend to apply for quotation on the OTCQB and will require assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

(3)
Total reflects an estimate of costs including: accounting and audit $2,500, legal $10,000, copy and printing $600, $1,000 for transfer agent setup and initial certificate issuances, and 2,500 for EDGAR/XBRL services.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Income Statement Data:	(Inception) May 12, 2014 to October 31, 2014 (audited)
Revenue	$-

Expenses:
General and administrative expenses	186
Professional fees	10,000
Total expenses	(10,186)
Net loss	$(10,186)

Net loss per share – basic	$(0.33)

Balance Sheet Data:	As at October 31, 2014 (audited)
Total Assets…	$664
Total Liabilities…	$100
Total Stockholders’ Equity…	$564

Rule 419 – “Blank Check Company”

We are not a “blank check company” as defined by Rule 419 of the Securities Act of 1933, as amended, and therefore the registration statement need not comply with the requirements of Rule 419.  Rule 419 defines a “blank check company” as a company that:

(1) is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(2) is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

We have a very specific business purpose and a bona fide plan of operations. Our business plan and purpose is to develop, market, sell and distribute an alternative beverage category beverage, which is intended to prevent the effects of a hangover

At this time we are in the process of researching manufacturing companies that will help produce and bottle our product. Additionally, we are implementing our marketing plan which includes graphic design work, lead development and website.  We do not presently have a market-ready product, and we currently do not have any customers and thus have generated no revenues nor do we anticipate generating any material revenue for at least twelve months from the date we close this offering, assuming we are able to place a sufficient amount of this offering. Upon receipt of adequate funding from this offering we intend to (i) expand and improve our website, (ii) contract a manufacturer to produce, bottle and label our product, and (iii) produce prototype samples of our product and distribute the samples for testing. Lastly, we do not have any plans or intentions to engage in a merger or acquisition with an unidentified company or companies or other entity or person.

RISK FACTORS

Investors in ZRHO should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in May 2014 and have recently commenced operations, making an evaluation of us extremely difficult. At this stage, even with our good faith efforts, there is nothing on which to base an assumption that we will become profitable or generate any significant amount of revenues.

We were incorporated in May 2014 as a Nevada corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficit of $10,186 for the period ended October 31, 2014, and (iii) we have incurred losses of $10,186 for the period ended October 30, 2014. We have been focused on organizational, start-up activities and business plan development since we incorporated. Although we have commenced the development of our website and marketing strategy, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our product, the level of our competition and our ability to attract and maintain key management and employees. We do not presently have a market-ready product and we currently do not have any customers. As such, we have generated no revenues.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company.

We are not yet a registered company and will not be so until this S-1 is effective. Until then we will only be subject to the reporting requirements imposed by Section 15(d) of the Exchange Act which state that we will be required to file supplementary and periodic information, documents, and reports.  However, after effectiveness of this S-1 we intend to file Form 8-A registering a class of securities under Section 12, subjecting us to the full reporting requirements.

Until then, and as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereafter.

Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.”

Even if we no longer qualify as an “emerging growth company”, we may still be subject to reduced reporting requirements so long as we are considered a “Smaller Reporting Company.”

Many of the exemptions available for emerging growth companies are also available to smaller reporting companies like us that have less than $75 million of worldwide common equity held by non-affiliates.  So, although we may no longer qualify as an emerging growth company, we may still be subject to reduced reporting requirements.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have nominal assets, we are considered a “shell company.” The Company’s shell company status results in the following consequences: (i) the Company is ineligible to file a registration of securities using Form S-8; and (ii) pursuant to Rule 144, sales of our securities pursuant to Rule 144 are not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC) has been filed with the Commission reflecting the Company’s status as a non-“shell company.”

Because none of our non-registered securities can be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

Our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

Our auditor’s report reflects that the ability of ZRHO to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

As a result of placing your invested funds into a separate corporate account as opposed to an escrow account, the funds are subject to attachment by creditors of the company and would become part of the bankruptcy estate in the event that we file for bankruptcy or our creditors file an involuntary bankruptcy petition against us, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a separate corporate account during the entire offering period, rather than an escrow account, management will have immediate and direct access to the funds during the entire offering period. Thus creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Additionally, the funds in the corporate account will become part of the bankruptcy estate in the event we file for bankruptcy or our creditors file an involuntary bankruptcy petition against us. Investors would lose all or part of their investments, regardless of whether or not the offering closes.

Because management has no experience in the alternative beverage business, our business has a higher risk of failure.

Our sole officer and director has no experience in developing, marketing and selling alternative beverages. In addition, we do not have any employees with experience in this business sector. As a result, we may not be able to recognize and take advantage of product, related service and market trends in the sector and we may be unable to accurately predict consumer demand. In addition, our director’s decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

If we are unable to generate a substantial customer base for our products, our business will fail.

The success of our business requires that we sell our product to consumers at a profit. Since our revenue will be generated exclusively from our sale, we need to attract enough people to buy our product to cover our costs. If we are unable to attract enough customers to purchase our products, we will generate losses and cause our business to fail.

The sale of ingested products involves product liability and other risks.

Like other distributors of products that are ingested, the Company faces an inherent risk of exposure to product liability claims if the use of its products results in illness or injury. The product that the Company intends to sell in the U.S. are subject to laws and regulations, including those administered by the FDA that establish manufacturing practices and quality standards for food products. Product liability claims could have a material adverse effect on the Company’s business. Distributors of vitamins, nutritional supplements and minerals, have been named as defendants in product liability lawsuits from time to time. The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of the Company’s insurance coverage would harm the Company by adding costs to its business and by diverting the attention of senior management from the operation of its business. The Company may also be subject to claims that its products contain contaminants, are improperly labeled, include inadequate instructions as to use or inadequate warnings covering interactions with other substances. Product liability litigation, even if not meritorious, is very expensive and could also entail adverse publicity for the Company and reduce its revenue. In addition, the products the Company distributes, or certain components of those products, may be subject to product recalls or other deficiencies. Any negative publicity associated with these actions would adversely affect the Company’s brand and may result in decreased product sales and, as a result, lower revenues and profits.

Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the content or perceived adverse health consequences of the Company’s product. If these types of requirements become applicable to the Company’s product under current or future environmental or health laws or regulations, they may inhibit sales of such products.

We will be competing with better establihed companies.

We will not be the first company to attempt to develop a beverage intended to prevent the effects of a hangover. There are other companies whose contacts and expertise may be more advanced than ours, and whose methods of marketing and resale may be more cost-effective. Further, we will be facing competition from better establihed companies, which may have better local, regional and national connections, and whose efforts produce larger sales and revenues.

We may face intense competition and expect competition to increase in the future, which could prohibit us from developing a customer base and generating revenue.

The beverage industry is highly competitive, with low barriers to entry and we expect more companies to enter the sector and a wider range of and related products to be introduced. These companies may already have an establihed market in our industry.  Most of these companies have significantly greater financial and other resources than us and have been developing their products longer than we have been developing ours.

Our present limited operations have not yet proven profitable.

To date we have not shown a profit in our operations. We do not presently have a market-ready product, and we currently do not have any customers. We cannot assure that we will achieve or attain profitability in 2015 or at any other time. If we cannot achieve operating profitability, we may not be able to meet our working capital requirements, which will have a material adverse effect on our business operating results and financial condition

We are significantly dependent on our sole officer and director, who lacks experience running a public company. The loss or unavailability to ZRHO of Mr. Orr’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Edward C. Orr III, our president. It would be difficult to replace Mr. Orr at such an early stage of development. The loss by or unavailability to ZRHO of Mr. Orr’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Orr could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Orr, should his services be discontinued.

In the event that we are unable to locate or employ personnel to replace Mr. Orr, we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Orr has no experience in running a public company. The lack of experience in operating a public company could impact our return on investment, if any.

As a result of our reliance on Mr. Orr, and his lack of experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Orr intends to hire personnel in the future, when sufficiently capitalized, who would have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such a future offering occurs, and until such management is in place, we are reliant upon Mr. Orr to make the appropriate management decisions.

Mr. Orr is involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Orr’s limited time devotion to ZRHO could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Orr is currently and may continue to be involved with other businesses.

Mr. Orr is an installation manager for Bluemedia, Inc.  This business is Mr. Orr’s main source of income and therefore requires approximately 30 to 40 hours a week of his time.  Mr. Orr is planning on allocating an additional 15 to 20 hours a week to the affairs of ZRHO Beverages; however there can be no assurance that he will continue to provide services to us. Mr. Orr will devote only a portion of his time to our activities.

Since one stockholder, upon completion of the offering will beneficially own the majority of our outstanding common shares, a single stockholder will retain the ability to control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders.

Mr. Orr will own approximately 66.15% of our outstanding common shares after completion of the offering. As a consequence of her stock ownership position, Mr. Orr will retain the ability to elect a majority of our board of directors, and thereby control our management. These individuals will also initially have the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The concentration of ownership by these individuals could discourage investments in our company, which might have a negative impact on the value of our securities.

As a result of Mr. Orr’ majority ownership of our outstanding common shares after this offering, Mr. Orr will control our issuance of securities after the offering.

As a consequence of Mr. Orr’s controlling stock ownership position, acting alone he will be able to authorize the issuance of securities that may dilute and otherwise adversely affect the rights of purchasers of stock in the offering, including preferred stock. Additionally, he may authorize the issuance of these securities to anyone he wishes, including himself and his affiliates at prices significantly less than the offering price.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares may be substantially higher than the net tangible book value of our Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.08 or 80% in the offering. See “Dilution”

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of website and marketing development, and all other associated fees. To fully implement our business plan we will require additional funding. This offering, if successful, will enable us to commence making investment purchases, and will not assist us in further developing our initial business operations. Additionally, since the net offering proceeds have been earmarked for website development, accounting, legal, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC market maker for sponsorship of our securities on an Over-the-Counter market, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on an OTC market, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that ZRHO Beverages, Inc., files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization at October 31, 2014, after giving effect to and as adjusted to give effect to the sale of the 550,000 common shares offered in this prospectus.

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available line of credit of approximately $25,000 which we executed on December 1, 2014, and the net proceeds of this offering $38,400 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures. The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $38,400. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount
Total Proceeds	$55,000

Less: Offering Expenses
Accounting and Audit	$2,500
Legal	10,000
Copying	600
Transfer Agent Fees	1,000
EDGAR Fees	2,500

Net Proceeds from Offering	$38,400

Use of Net Proceeds

Accounting Fees (1)	8,250
Legal(2)	10,000
Working Capital (3)	20,150

Total Use of Net Proceeds	$38,400
(1)	Accounting Fees. We have allocated up to $8,250 in services in assisting us in our SEC reports and preparation of our financial statements for a twelve month period.
(2)	Legal Fees. We have allocated up to $10,000 in services for assistance in our SEC reports for a twelve month period.
(3)	Working Capital. Includes any application deemed appropriate for the company to maintain operations, including but not limited to the expenses relating to our marketing and website maintenance.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At October 31, 2014, our common stock had a net tangible book value of approximately $664 or $0.0005 per share. After giving effect to the receipt of the net proceeds from the shares offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at October 31, 2014, would have been $38,964 or $0.02 per share. This results in immediate dilution per share to investors of $0.08 or 80%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...	$0.10
Net tangible book value per share before offering…	$0.00
Increase per share attributable to investors…	$0.02
Pro forma net tangible book value per share after offering…	$0.02
Dilution per share to investors…	$0.08

The following tables summarize, as of October 31, 2014, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 550,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Original Stockholders	1,075,000 (1)	66.15%	$10,750	16.34%	$0.01
Public Stockholders	550,000	33.85%	$55,000	83.66%	$0.10
Total	1,625,000	100%	$65,750	100%	$0.02
(1)
Includes 1,075,000 shares issued in October of 2014, to our one founding stockholder for his initial contribution of $10,750 for setting up our corporate entity and providing the product development and concept plans for the business opportunity.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

Shares Offered By Us

We are offering to the public 550,000 shares of common stock, at $0.10 per share, in a “direct public offering,” on an “all-or-nothing” basis, through our sole officer and director. This offering terminates in 12 months after the date of effectiveness of this registration, on ________, 201__ (“Termination Date”).  There will be no extension offered for this registration statement. If we do not sell all of the 550,000 shares being offered prior to the termination date, all money paid for shares will be promptly returned to the purchasers within 24 hours of the Termination Date, without interest and without deduction. Purchasers’ investments will be returned in the form of a check by certified U.S. mail to their address of record. The total amount of the proceeds of the offering must be received, and accepted by the corporation by the termination date.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is a $500 minimum purchase requirement for prospective stockholders.  There is no arrangement to place funds in an escrow, trust, or similar account.

Funds received prior to reaching the 550,000 shares will be held in a non-interest bearing corporate account with Chase, and will not be used until the offering is completed. This corporate account is an account which is separate from our existing operations account, and that will be utilized exclusively to hold the money raised in this offering until the requisite $55,000 is raised. The account is managed and monitored by management of ZRHO to handle the processing of all subscription funds, however the funds will not be used until we sell the requisite 550,000 shares. If we do not sell 550,000 shares within twelve months after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction; within 24 hours of the termination of the offering if not fully subscribed within the twelve months.

As a result of placing your invested funds into a separate corporate account that is managed and monitored by management of the Company as opposed to an escrow or trust account, creditors of the Company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Additionally, the funds in the corporate account will become part of the brankruptcy estate in the event we file for bankruptcy or our creditors file an involuntary bankruptcy petition against us. Investors would lose all or part of their investments, regardless of whether or not the offering closes.

If we were to be unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of twelve months after commencement of this offering or until we have sold all of the shares offered in this propectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a “direct public offering,” “all or none,” basis through our officer and director, Edward Orr III, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Orr will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Orr intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family and other associates of Mr. Orr through personal contacts; there will be no direct mail or advertising associated with this offering;
•	Shares will be offered to individuals who have expressed interest to Mr. Orr in regards to investing in a start-up venture;

Mr. Orr will be relying on, and complying with, Rule 3a4-1(a) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•	he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of ZRHO otherwise than in connection with transactions in securities; and
•
he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Orr will comply with the guidelines enumerated in Rule 3a4-1(a). Neither Mr. Orr, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by ZRHO to each offeree;
•	the subscription is completed by the offeree, and submitted with check to ZRHO where the subscription and a copy of the check is sent to counsel for review;
•	each subscription is reviewed by counsel for ZRHO to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. Orr, and the funds are deposited into an account labeled: ZRHO Beverages, Inc., within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check un-deposited within 24 hours of determination of non-acceptance.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole member of our Board of Directors serves without compensation until the next annual meeting of stockholders, or until his successor has been elected. The officers serve at the pleasure of the Board of Directors. At present, Edward Orr III is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title
Edward C. Orr III	38	President, Secretary, Treasurer and Director

Duties, Responsibilities and Experience

Edward C. Orr III, has served as President, Secretary, Treasurer and a Director of ZRHO Beverages, Inc. since inception on May 12, 2014. From August 12, 2001 to present, Mr. Orr has served as installation manager at Bluemedia, Inc., a signage provider of vehicle wraps and large-format printing company. Mr. Orr attended Scottsdale Community College and graduated with an Associate of Applied Science degree in Business with a specialization in Retail Management and Marketing in May 1999. Mr. Orr has no experience in developing an alternative beverage intended to prevent the effects of a hangover. Mr. Orr intends to use the services of a manufacturaing company to produce and bottle our product.

Promoters and Certain Control Persons

Other than the founder, Thirty Five Holdings, LLC, we did not have any promoters at any time since inception.  Mr. Orr is the sole managing member of Thirty Five Holdings, LLC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the date of this prospectus, and as adjusted giving effect to the sale of 550,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner	Number Of Shares	Percent Before Offering	Percent After Offering
Edward C. Orr III	1,075,000(1)	100%	66.15%

All Directors, Officers and Principle Stockholders as a Group	1,075,000	100%	66.15%
(1)
The 1,075,000 shares are directly held by Thirty Five Holdings, Inc. Mr. Orr is the sole managing member of Thirty Five Holdings, LLC, and therefore also beneficially owns the stock held by Thirty Five Holdings, LLC.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES
Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, 1,075,000 shares were outstanding as of the date of this prospectus. Upon sale of the 550,000 shares offered herein, we will have outstanding 1,625,000 shares of common stock.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights, but are entitled to one vote for each shares of common stock they hold. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of ZRHO, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series.

Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;

•	to issue the shares;

•	to fix the number of shares;

•	to change the number of shares constituting any series; and
•	to provide for or change the following:

•	the voting powers;

•	designations;

•	preferences; and

•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:

•	dividend rights (including whether dividends are cumulative);

•	dividend rates;

•	terms of redemption (including sinking fund provisions);

•	redemption prices;

•	conversion rights; and

•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

•	20 to 33%
•	33% to 50%
•	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do exempt our common stock from the control share acquisition act.

INTEREST OF NAMED EXPERTS AND COUNSEL

Stoecklein Law Group, LLP, of 401 West A Street, Suite 1150, San Diego, California 92101 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, are duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements of ZRHO, as of October 31, 2014, are included in this prospectus and have been audited by Seale and Beers, CPAs, independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of ZRHO will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•	or under applicable Sections of the Nevada Revised Statutes
•	the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
•	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means, they are required to exercise good faith and fairness in all dealings affecting ZRHO. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in ZRHO in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

ZRHO Beverages, Inc. was incorporated on May 12, 2014 in the state of Nevada. We were formed to engage in the business of developing, marketing, selling and distributing an alternative beverage category beverage, which is intended to prevent the effects of a hangover. During the initial eight months of formation, we were primarily involved in organizational activities and analyzing the viability of our business plan, and establishing our business model, including researching the items needed to secure a trademark and develop relationships with outlets for sale and distribution. We filed a trademark for our corporate logo on December 29, 2014. On February 5, 2015, we engaged Allen Flavors, Inc., a proprietary beverage formulation, flavor and ingredient supply company, to produce our beverage. Our president, Mr. Orr, has no experience in developing alternative beverages. We are using the services of a manufacturer to help produce, bottle and label our flagship product. We do not presently have a market-ready product, and we currently do not have any customers. On February 9, 2015, the project was submitted to the lab for formulation and production of the prototype samples. We are a development stage company and have not earned any revenues.  We cannot state with certainty whether we will achieve profitability. Our website is www.zrhobeverage.com.

In order to generate revenues during the next twelve months, we must:

1. Complete development of our website – We have developed our preliminary website, which is not yet fully operational, and are in the process of developing a more advanced site where we can provide more detailed description of our product as well as information on how to order our product. We have begun designing a more advanced website, and intend to launch it during the first quarter of 2015. We estimate that the total cost required to complete the development of a more advanced website is $2,500. We currently owe $1,500 towards the development of our website.

2. Develop and implement a product development timeline – ZRHO will require the implementation of a detailed timeline to ensure the Company produce a marketable product.  These key areas will need to be addressed to assist in the assurance of the Company’s success:

•	secure a manufacturer (accomplished on February 5, 2015) ;
•	formulate and produce prototype samples (project submitted to the lab on February 9, 2015) ;
•	finish designing our packaging and printing advertising brochures;
•	distribute samples for testing through friends, family and public;
•	marketable launch through the Company’s website.

3. Develop and implement a marketing plan –ZRHO’s planned revenue streams will require we implement a marketing plan to allow for the marketing of our ZRHO Hangover shot. We will promote our product through word of mouth and use interent promotion tools on facebook and twitter to advertise our Company. We plan to distribute samples of our product to make our product known and tasted by the public, beginning with friends and family. We also plan to distribute samples at special events and in 5 to 10 bars and clubs in Phoenix and Scottsdale, Arizona. We will introduce ourselves, show our product as well as collect feedback. We also intend to use branded vehicles at events and offer samples of our product to consumers.

In order for our product to be successful, we believe our drink must taste great, users must feel it works, they must believe it works from evidence of consumer testimonies, and it must be available at retail.

Product Overview

We intend to commence operations in the business of developing, marketing, selling and distributing an alternative beverage category beverage primarily under the brand name ZRHO Hangover, which is intended to prevent the effects of a hangover. Our anti-hangover product will be a dietary supplement and will contain ingredients such as essential vitamins, minerals, supplements, amino acids, and antioxidants.

Manufacture and Distribution

We intend to outsource the manufacturing of our ZRHO Hangover Shot formula and packaging to third party facilities. On February 5, 2015, we engaged Allen Flavors, Inc., a proprietary beverage formulation, flavor and ingredient supply company, to produce our beverage. On February 9, 2015, the project was submitted to the lab for formulation and production of the prototype samples.

Initially, we intend to distribute our product via online orders, deliver them by mail or directly to clients. We will maintain a mini distribution center at the company office for the ZRHO Hangover shot which will be ordered online by having a few cases containing 2oz bottles to be shipped immediately to clients. When the product is close to be out of stock, we will order more from the manufacturer. We do not have any plans to rent warehouse space at this time. Upon receipt of adequate funding or revenue from the sale of our product we intend to secure retail outlets that we would want to sell our product.

Market and Revenue Generation

In order to generate revenues during the next twelve months, we must:

1. Develop and implement a marketing plan – Our sales and marketing strategy is to focus our efforts on developing brand awareness through product sampling at industry and distributor trade shows, and marketing at local bars, nightclubs and special events. We intend to use branded vehicles at events and offer samples of our product to consumers. We have not conducted any market studies. Our initial planned revenue streams will require developing and establishing a web presence and improved visibility within the public and private sectors. Initially, we intend to generate revenue primarily from the sale of our product on our website.

2. Develop and implement a comprehensive consumer information website – For the foreseeable future, the company’s website (www.zrhobeverage.com) will be a primary asset and a potential key source of revenue generation, as well as company information. We have not yet recognized revenues from the website nor is there any indication that we ever will recognize direct revenues from our website. We do not presently have a fully operational website or a market-ready product, nor do we have any customers; thus have generated no revenues.

Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

•	Formation of the company;
•	Development of Company logo;
•	Development of our business plan;

•	Preparation for Application for a Trademark (application filed on December 29, 2014) ;
•	Launching of our preliminary website; and
•	Researching manufacturing companies for the development of our initial product (manufacturing company was engaged on Februray 5, 2015 and the project was submitted to the lab on February 9, 2015) .

ZRHO Beverages, Inc., was established in May of 2014. Currently we have offices at 15720 N. Greenway-Hayden Loop #2, Scottsdale, AZ 85260. Our sole officer, director and founding stockholder created the business as a result of his interest in alternative beverages containing ingredients such as nutrients and that have a specific function. Functions include relaxation, energy, health, weight management, immunity boosting, and detoxification to name a few.

Competition

We face competition in the beverage industry by numerous companies whom are already established, have significantly longer operating histories and greater brand recognition as well as, greater financial, management, and other resources. The beverage industry is highly competitive. A number of companies who market and distribute anti-hangover drinks include Never Hungover, RESQWATER, Hangover Joe’s Recovery Shot, and Mercy Hangover Prevention.

The principal areas of competition are pricing, packaging, development of new products and flavors as well as promotional and marketing strategies. ZRHO will compete with other anti-hangover drinks produced by a number of companies, many of which have substantially greater financial, marketing and distribution resources than we do.

Important factors affecting our ability to compete successfully include taste and flavor of products, trade and consumer promotions, rapid and effective development and marketing of new, unique cutting edge products, attractive and different packaging, branded product advertising, and pricing. We will also compete for distributors who will give our products more focus than those of our competitors, provide stable and reliable distribution and secure adequate shelf space in retail outlets. Competitive pressures in the “lifestyle,” “alternative” and “functional” beverage categories could cause our products to be unable to gain or to lose market share or we could experience price erosion, which could have a material adverse effect on our business and results of operations.

Existing or Probable Governmental Regulations

Overview.  Many aspects of our anticipated business activities are subject to extensive regulation in the U.S.  The research, development, manufacture, processing, packaging, labeling, distribution, sale, advertising, and promotion of the Company’s products, and disposal of waste products arising from these activities, are subject to regulation by one or more federal agencies and their state equivalents, including the Food and Drug Administration (“FDA”), the Federal Trade Commission (“FTC”), the Environmental Protection Agency (“EPA”), the U.S. Department of Agriculture (“USDA”), and the Consumer Product Safety Commission (“CPSC”).

FDA Regulation.  FDA regulates almost all aspects of the manufacturing, packaging, labeling, holding, sale, and distribution of food and nutritional supplement products.  The agency has broad regulatory authority in this domain, as well as a host of enforcement tools to ensure regulatory compliance.  The FDA has the authority to conduct facility inspections, issue inspectional observations, and issue enforcement letters regarding non-compliance (called “untitled letters” and “warning letters”).  The agency also has the power to publicize regulatory violations, to recall products that pose serious health hazards, and to pursue enforcement actions in federal courts, including product seizures, injunctions, or criminal prosecutions.  The recently enacted FDA Food Safety Modernization Act (“FSMA”) has increased FDA’s authority with respect to food safety.  As the agency begins to implement this law, there will likely be increased regulation and increased regulatory scrutiny with respect to food and nutritional supplements.

The FDA regulates food under the Federal Food, Drug, and Cosmetic Act (“FDCA”) and its implementing regulations.  Food must be manufactured in accordance with current Good Manufacturing Practices (“CGMP”), a stringent set of regulations that prescribe extensive process controls on the manufacture, holding, labeling, packaging, and distribution of dietary supplements.  FDA imposes specific requirements for the labels and labeling of food and nutritional supplements, including the requirements of the Food Allergen Labeling and Consumer Protection Act of 2004 (“FALCPA”), which mandates declaration of the presence of major food allergens.

FDA regulates nutritional supplements (which are called “dietary supplements” under U.S. law) principally under the Dietary Supplement Health and Education Act of 1994, or DSHEA. DSHEA defines dietary supplements as vitamins, minerals, herbs, other botanicals, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, constituents, extracts or combinations of such dietary ingredients.  Generally, under DSHEA, dietary ingredients that were on the market before October 15, 1994 may be used in dietary supplements without notifying FDA.  However, a dietary ingredient that was not marketed in the United States before October 15, 1994 must be the subject of a notification submitted to FDA unless the ingredient has been present in the food supply as an article used for food and has not been chemically altered.  A new dietary ingredient notification must provide FDA evidence of a history of use or other evidence of safety, and must be submitted to FDA at least 75 days before the initial marketing of the new dietary ingredient.

DSHEA permits statements of nutritional support to be included in labeling for dietary supplements without FDA pre-approval.  Such statements may describe how a particular dietary ingredient affects the structure or function of the body or general well-being, but may not state that a dietary supplement will diagnose, cure, mitigate, treat, or prevent a disease unless such claim has been reviewed and approved by FDA.  A company that uses a statement of nutritional support in labeling must possess evidence substantiating that the statement is truthful and not misleading. In some circumstances it is necessary to disclose on the label that FDA has not evaluated the statement, to disclose the product is not intended to diagnose, treat, cure or prevent a disease, and to notify FDA about the use of the statement within 30 days of marketing the product.

Dietary supplements must be manufactured in accordance with CGMP’s specific to this product category.

FDA’s regulation of marketed dietary supplements also includes the requirement that companies monitor the safety of their products through measures such as mandatory reporting of serious adverse events.

FTC Regulation.  The FTC exercises jurisdiction over the advertising of various products, including food and dietary supplements. In recent years, the FTC has instituted numerous enforcement actions against dietary supplement companies for making false or misleading advertising claims and for failing to adequately substantiate claims made in advertising. These enforcement actions have often resulted in consent decrees and the payment of civil penalties and/or restitution by the companies involved.

State and Local Regulation.  The Company is also subject to regulation under various state and local laws that include provisions governing, among other things, the formulation, manufacturing, packaging, labeling, advertising and distribution of dietary supplements and over-the-counter drugs. For example, Proposition 65 in the State of California sets forth a list of substances that are deemed ones that pose a risk of carcinogenicity or birth defects. If any such ingredient is contained in a nutritional supplement, the product may be lawfully sold in California only if accompanied by a prominent warning label alerting consumers that the product contains an ingredient linked to cancer or birth defect risk. Private actions as well as California attorney general actions may be brought against non-compliant parties and can result in substantial costs and fines.

In addition, from time to time in the future, the Company may become subject to additional laws or regulations administered by the FDA, the FTC, or by other federal, state or local regulatory authorities, to the repeal of laws or regulations that the Company generally considers favorable, such as DSHEA, or to more stringent interpretations of current laws or regulations. The Company is neither able to predict the nature of such future laws, regulations, repeals or interpretations, nor what effect additional governmental regulation, if and when it occurs, would have on its business in the future. Such developments could, however, require reformulation of certain products to meet new standards, recalls or discontinuance of certain products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, additional personnel or other new requirements. Any such developments could have a material adverse effect on the Company’s business.

Intellectual Property

The Company regards intellectual property, including trademarks, service marks, website URL (domains) and other proprietary rights, as valuable assets. We believe that protecting such intellectual property is crucial to our business strategy.  We intend to pursue registrations of the registrable trademarks, service marks and patents, associated with our key products in the United States and other places it distributes its products.

We intend to formulate our products using proprietary ingredient formulations, flavorings and delivery systems.  To further protect our product formulations and flavors, we intend to enter into agreements with manufacturers which provide exclusivity to certain products formulations and delivery technologies.  When appropriate and if applicable, we will seek to protect our research and development efforts by filing patent applications for proprietary product technologies or ingredient combinations.

On December 29, 2014, we filed a trademarke for our corporate logo.

Employees

We are a development stage company and currently have only one part-time employee, Edward Orr III, who is also our sole officer and director. It is Mr. Orr who is providing us his time and services for the development of our business plan. For a discussion of Mr. Orr’s experience, please see the section, “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Orr will coordinate all of our business operations. Mr. Orr has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We do not intend to hire any additional employees within the next 12 months. At such time as the Company would deem it appropriate to hire additional staff, a portion of any employee compensation would likely include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Orr is utilizing the time allocated to our business to handle the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the product manufacturing and website design.

Manufacturing Agreement

On February 5, 2015, we engaged Allen Flavors, Inc., a proprietary beverage formulation, flavor and ingredient supply company, to produce our beverage. Pursuant to the agreement we paid a retainer fee of $5,000 for Allen Flavors to begin working on our new beverage product. Allen Flavors agreed to do the following:

•	Create finished beverage prototype based on the agreed upon concepts
•	Use our feedback to fine-tune the final beverage formulation
•	Provide us with nutritional and/or supplement labeling for our individual packaging
•	Generate batching instructions for our bottler/co-packer.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

ZRHO Beverages is a development stage company incorporated in the State of Nevada in May of 2014. As a development stage company, we have yet to earn revenue from operations. We may experience fluctuations in operating results in future periods due to a variety of factors, including our ability to obtain additional funding in a timely manner and on terms favorable to us, our ability to successfully develop our business model, the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, infrastructure and the implementation of marketing programs, key agreements and strategic alliances, general economic conditions specific to our industry.

Since our inception on May 12, 2014 through October 31, 2014, we have not generated any revenues and have incurred a net loss of $10,186. Since May of 2014 our business activity has focused around the development of our corporate entity, business plan, marketing strategy, contact development, website design and researching manufacturing companies for the development of our initial product.

Although we intend to begin generating revenues in the next twelve months, there is a possibility we may continue to incur operating losses. The capital raised in this offering has been budgeted to cover the costs associated with the offering including: website operation, graphic design, equipment purchase, working capital, various filing fees and transfer agent fees. We believe that our lack of significant expenses and our ability to begin marketing operations, may generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from product sales through our website or retail outlets will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Plan of Operation

We were formed to engage in the business of developing, marketing, selling and distributing an alternative beverage category beverage primarily under the brand name ZRHO Hangover, which is intended to prevent the effects of a hangover. Initially, we intend to generate revenue primarily from the sale of our product on our website.

Satisfaction of our cash obligations for the next 12 months. We have accomplished the goal of developing our business plan; however, we are in the early stages of setting up an operational company capable of realizing revenues. We believe that with our lack of significant expenses and the possible advancement of funds which we may or may not receive from our President, Mr. Orr, we may have sufficient capital to support the limited costs associated with our initial ongoing operations for the next twelve months. However, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that the funds advanced by our president, if any, will be adequate to maintain our business. Without cash advancements from our president and if we are unsuccessful in generating the cash set forth in this offering, we will be forced into curtailing the expenditures required to complete the website development and product development until we are able to either raise the cash required privately or launch another offering. This would result in the delay of launching our improved and enhanced website as well as delaying the development of our ZRHO Hangover product.

Our sole officer and director, Mr. Orr, has agreed to continue his part time work without pay, until such time as there are either sufficient funds from operations, or alternatively, that funds are available through private placements or another offering in the future. We have not allocated any pay for Mr. Orr out of the funds being raised in this offering. If we were to not receive any additional funds, including the funds from this offering, we could not continue in business for the next 12 months. Our ability to continue operations for the next 12 months is contingent upon the receipt of funds from this offering and/or additional financing from Mr. Orr. We will not be able to fully implement our improved website or complete the development of our ZRHO Hangover product without additional funds, which will negatively impact the receipt of any significant revenues.

Summary of any product  strategy, research and development that we will perform for the term of the plan. We anticipate performing moderate levels of research and development under our plan of operation in the near future.  We will continue to monitor new developments in the functional beverage product industry.

Expected purchase or sale of plant or significant equipment.  The purchase of any plant or significant equipment; is not required by us at this time or in the next 12 months.

Significant changes in number of employees. The number of employees required to operate our business is currently one part time individual. After we complete the current offering, furthered our product developement, increased our revenues from product sold through our website, we should be able to maintain our present operations. Upon meeting the thresholds listed above, and the acquisition of additional capital, we may hire at least one full time person.

Milestones

As a result of our being a development stage company with minimal amounts of equity capital initially available, $10,750, we have set our goals in three stages: (1) goals based upon the availability of our initial funding of $10,750 and loan recently received in January 2015 of $5,240; (2) goals based upon our funding of $55,000; and (3) goals based upon or funding additional equity and or debt in the approximate sum of $100,000 to $200,000.

Stage I: Development of our business operations based upon our founders’ investment of $10,750 and a loan of $5,240. Total cost to complete Stage I is $13,425.

•	To set up our corporate structure (file for incorporation) set up corporate governance. Accomplished through the incorporation in Nevada in May of 2014;

•
To retain counsel and an auditor to assist in preparation of documents providing for the raising of $55,000 to complete Stage II of our Plan of Operations. Accomplished in October of 2014. Total costs approximately $11,750.;

•	Launch initial website. Accomplished in December 2014. Cost: $1,500;

Stage II: Development of our business operations based upon our receipt of funds from our offering. Total approximate cost to complete Stage II is between $11,000 and $16,000.

1.
Complete development of our website, Time Frame: Anticipated Completion: Within a month of receipt of funds from our offering. Anticipated Cost: $1,000. This cost will include web designer fees. Our website will list the description of our product as well as information on how to order our product.

2.	Contract Manufacturer to produce, bottle and label our product. Accomplished the enagement of a manufacturer on February 5, 2015 and paid a retainer fee of $5,000.

3.
Finish designing our packaging and printing advertising brochures: Anticipated Completion Date: Within three months of receipt of funds from our offering. Anticipated Cost: $5,000. Cost include: Designer fees and printing fees.

4.
Distribute Samples, Anticipated Completion Date: Within six months of receipt of funds from our offering. Anticipated Cost of Samples: Between $5,000 and $10,000 (cost will depend on the amount of product we order). We plan to distribute samples of our product to make our product known and tasted by the public. Our plan is to distribute samples at special events and in 5 to 10 bars and clubs in Phoenix and Scottsdale, Arizona. We will introduce ourselves, show our product as well as collect feedback. We also intend to use a branded vehicle at events and offer samples of our product to consumers.

In order for our product to be successful, we believe our drink must taste great, users must feel it works, they must believe it works from evidence of consumer testimonies, and it must be available at retail.

We have not commenced the majority of milestones set forth in Stage II of our Plan of Operation as a result of our not having the funds from our offering. In order to complete all the milestones in Stage II we will need to acquire additional funds through equity or debt financing, to the extent available. In the event we do not receive the funds from the offering or other source, then we will not be in a position to continue with the operations of ZRHO.  No significant business will be accomplished until equity or debt is raised.

Stage III: Development of our business operations is based upon our receipt of additional equity and/or debt in the approximate sum of $100,000 to $200,000. If, and when we raise the $100,000 in Stage III, we intend to pay our President a salary of $20,000 per year. The balance of $80,000 would be utilized to research and secure retail outlets that we would want to sell our product, for legal, accounting, website maintenance, and general office expenses. In the event an additional $100,000 were raised (in addition to the $38,400 in this offering, and $100,000 referenced above), we would allocate the 2nd $100,000 to the hiring of additional staff, equipment purchases and office space. We anticipate that it will take us approximately twelve to eighteen months after the funding referenced in this Stage III to expand our operations through the securing of office space and hiring of additional staff.

Until an infusion of capital from this offering, we will not be able to complete Stage II of our Plan of Operation. We currently have insufficient capital to make any more significant business advances such as for purchasing our prototype/samples of our product once completed by the manufacturer for testing.  Our Plan of Operation is premised upon having funds available. We believe that the funds allocated in the offering will assist us in generating revenues. We have suffered start up losses which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain working capital requirements for at least 12 months after receiving the funds , without taking into account any internally generated funds from operations. We will need to raise $55,000 with net proceeds of $38,400, to comply with our business plan of operations for 12 months based on our capital expenditure requirements.

After this offering, we will require additional funds to maintain and expand our operations as referenced in our Stage III. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds. In the event we are unable to locate additional funds, we will be unable to generate revenues sufficient to operate our business as planned. For example, if we receive less than $100,000 of the funds earmarked in Stage III, we would be unable to significantly expand our alternative beverage business. Alternatively, we may be required to reduce the payments of salary to our President and cover legal and accounting fees required to continue our operations.

There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Liquidity and Capital Resources

Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt sales from our ZRHO Hangover Shot.   On October 1, 2014, we entered into a promissory note for $100, wherein we promise to pay Mr. Orr the principal amount upon demand. The terms for the $100 promissory note provide for an interest rate of 0 and is due upon demand. The promissory note is attached hereto as Exhibit 10.4. In addition we have secured a line of credit with Thirty Five Holdings, LLC, a Nevada limited liability company owned by Mr. Orr, for up to $25,000. As of December 16, 2014, we have not utilized the line of credit but we intend to use it for general corporate purposes if necessary. The terms of the line of credit provide for an interest rate of 6% per annum with all accrued balances due and payable on December 1, 2016. The line of credit agreement is attached hereto as Exhibit 10.3. Additionally, we have three promissory notes totaling $25,000. The terms of the promissory notes provide for an interest rate of 5% per annum with all accrued balances due and payable January 28, 2016. The promissory notes are attached hereto as Exhibit 6, 7, and 8. In the future we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

Even though we intend to begin generating revenues, we can make no assurances and therefore we may incur operating losses in the next twelve months. Our limited operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving business model, advancement of technology and the management of growth. To address these risks, we must, among other things, stay abreast of alternative beverage trends, as well as implement and successfully execute our business and marketing strategy. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

SHELL COMPANY STATUS

Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:

(1)	No or nominal operations; and

(2)  Either:
(i)	No or nominal assets;
(ii)	Assets consisting solely of cash and cash equivalents; or
(iii)	Assets consisting of any amount of cash and cash equivalents and nominal other assets.

For purposes of this definition, the determination of a registrant’s assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant’s balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination. The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is, therefore, a shell company as defined under Rule 405.

The Company’s shell company status results in the following consequences:

•	The Company is ineligible to file a registration of securities using Form S-8; and

•
Rule 144 is unavailable for transfers of our securities until we have ceased to be a shell company, are subject to the reporting requirements of the Exchange Act; we have filed Exchange Reports for 12 months and a minimum of one year has elapsed since the filing of Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

FACILITIES

We currently maintain an office 15720 N. Greenway-Hayden Loop #2, Scottsdale, Arizona 85260, which consists of approximately 590 square feet. As of December 31, 2014, we had no monthly rent, nor did we accrue any expense for monthly rent. In January 2015 we signed a lease. The lease term is month to month at a rate of $500 per month. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Orr to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Between May 2014 and December 2014, the Company utilized office space provided at no cost from Mr. Orr, an officer and director of the Company.

On October 1, 2014, we executed a promissory note with Mr. Orr, sole officer and director of the Company, for $100. The unsecured note bears interest at 0% per annum and is due upon demand.

On November 26, 2014, Thirty Five Holdings, LLC received 1,075,000 shares of common stock, at a price of $0.01 per share as the founder of the Company. Mr. Orr, sole officer, director and promoter of the Company, is the sole manaing member of Thirty Five Holdings, LLC.  The proceeds from the sale of the shares to Thirty Five Holdings of $10,750 constituted the majority portion of the initial cash capitalization of the company.

On December 1, 2014, we executed a revolving credit line with Thirty Five Holdings, LLC, a Nevada limited liability company owned by Mr. Orr, for up to $25,000.  The unsecured line of credit bears interest at 6% per annum with principal and interest due on December 1, 2016.  As of December 16, 2014, we have not utilized the line of credit but we intend to use it for general corporate purposes if necessary.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on an Over-the-Counter Exchange; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

As of December 16, 2014, there was one (1) stockholder of our common stock, Thirty Five Holdings, LLC.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

Summary Compensation

Mr. Orr, our Principal Executive Officer has not received any compensation, including plan or non-plan compensation, as of the date of this Prospectus.

Mr. Orr agreed to accrue his salary of $1,000 per month until the Company raised sufficient capital through future private placements or offerings or generate sufficient revenue through operations to make such payments.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward C. Orr III President, Secretary, Director, & Treasurer
	2014	$2,000(1)	$0	$0	$0	$0	$0	$0	$2,000
(1)	During the year ended December 31, 2014, our sole officer and director earned compensation totaling $2,000 pursuant to his employment agreement, of which the total $2,000 was accrued.

Employment Agreement

On November 3, 2014, the Company entered into an Employment Agreement with Mr. Orr, whrerein he agreed to serve as Chief Operating Officer of the Company. The term of the agreement began on November 3, 2014 and will continue until November 3, 2015. The Company agreed to compensate Mr. Orr a monthly base salary of $1,000.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

The transfer agent for the common stock will be West Coast Stock Transfer, 721 N. Vulcan Ave., Suite 205, Encinitas, CA 92024.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 1,625,000 issued and outstanding. Of these shares, 550,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining 1,075,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The shares making up the 1,075,000 were issued, in November of 2014 to our founding stockholder Thirty Five Holdings, LLC.  As of November of 2014, all restricted shares are held by Thirty Five Holdings, LLC. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective Rule 144 holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ZRHO at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on an OTC market at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules.

These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. Rule 144 also is not available for resale of securities issued by any shell companies (other than business combination-related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•
the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

In November of 2014, we engaged the services of Seale and Beers, CPAs, to provide an audit of our financial statements for the period from May 12, 2014 (inception) to October 31, 2014. They are our only auditor. We have no disagreements with our auditor through the date of this prospectus.

ZRHO BEVERAGES, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
ZRHO Beverages, Inc.

We have audited the accompanying balance sheets of ZRHO Beverages, Inc. as of October 31, 2014, and the related statements of income, stockholders’ equity (deficit), and cash flows since inception on May 12, 2014 through October 31, 2014. ZRHO Group Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ZRHO Beverages, Inc. as of October 31, 2014, and the related statements of income, stockholders’ equity (deficit), and cash flows since inception on May 12, 2014 through October 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues, has negative working capital at October 31, 2014, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
December 19, 2014

8250 W Charleston Blvd, Suite 100 - Las Vegas, NV 89117                                                                                                    Phone: (888)727-8251  Fax: (888)782-2351

ZRHO BEVERAGES, INC.
BALANCE SHEET
(audited)

October 31,
2014
ASSETS

Current assets:
Cash	$664
Total current assets	664

Total assets	$664

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Notes payable - related party	$100
Total current liabilities	100

Total liabilities	100

Stockholders' deficit:
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no and no shares issued and outstanding
as of October 31, 2014	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 1,075,000 shares issued and outstanding
as of October 31, 2014	1,075
Additional paid in capital	9,675
Deficit accumulated during development stage	(10,186)
Total stockholders' deficit	564

Total liabilities and stockholders' deficit	$664

See Accompanying Notes to Financial Statements.

ZRHO BEVERAGES, INC.
STATEMENT OF OPERATIONS
(audited)

Inception
(May 12, 2014)
to
October 31,
2014

Revenue	$-

Operating expenses:
General and administrative	186
Professional fees	10,000
Total operating expenses	10,186

Net loss	$(10,186)

Weighted average number of common
shares outstanding - basic	31,069

Net loss per share - basic	$(0.33)

See Accompanying Notes to Financial Statements.

ZRHO BEVERAGES, INC.
STATEMENT OF STOCKHOLDERS' DEFICIT
(audited)

						Deficit
					Additional	Accumulated
					Paid	During	Total
	Preferred Shares		Common Shares		In	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Deficit
Inception, (May 12, 2014)	-	$-	-	$-	$-	$-	$-

October 27, 2014
Issuance of common stock for cash	-	-	1,075,000	1,075	9,675.00	-	10,750

Net loss	-	-	-	-	-	(10,186)	(10,186)

Balance, October 31, 2014	-	$-	1,075,000	$1,075	$9,675	$(10,186)	$564

See Accompanying Notes to Financial Statements.

ZRHO BEVERAGES, INC.
STATEMENT OF CASH FLOWS
(audited)

Inception
(May 12, 2014)
to
October 31,
2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,186)

Net cash used in operating activities	(10,186)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable	100
Proceeds from sale of common stock	10,750

Net cash provided by financing activities	10,850

NET CHANGE IN CASH	664

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$664

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

See Accompanying Notes to Financial Statements.

ZRHO BEVERAGES, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on May 12, 2014 (Date of Inception) under the laws of the State of Nevada, as ZRHO Beverages, Inc.

Nature of operations
The Company will develop, market, sell and distribute beverages in the alternative beverage category which is intended to prevent the effects of a hangover.

Year end
The Company’s year end is October 31.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Revenue recognition
We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the products have been shipped to the customers.

Advertising costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period from Inception (May 12, 2014) to October 31, 2014.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2014. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

ZRHO BEVERAGES, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments (continued)
Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

ZRHO BEVERAGES, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes (continued)
Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of October 31, 2014, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of October 31, 2014, no income tax expense has been incurred.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements
The Company has evaluated the recent accounting pronouncements through November 2014 and believes that none of them will have a material effect on the company’s financial statements except for the following ASU below.

The Company has elected early adoption of Accounting Standard Update (ASU) 2014-10, Topic 915, Development Stage Entities, Elimination of Certain Financial Reporting Requirements. ASU 2014-10 removes all incremental financial reporting requirements for development stage entities, including, but not limited to, inception-to-date financial information included on the statements of operations, statements of stockholders’ equity (deficit) and statements of cash flows. As a result of the Company’s early adoption, all references to the Company as a development stage entity have been removed. The adoption of this pronouncement has no impact on the Company’s financial position, results of operations or liquidity.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (May 12, 2014) through the period ended October 31, 2014 of ($10,186). In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

ZRHO BEVERAGES, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 2 – GOING CONCERN (CONTINUED)

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – NOTES PAYABLE – RELATED PARTY

On October 1, 2014, the Company executed a promissory note with a related party for $100.  The unsecured note bears interest at 0% per annum and is due upon demand.  As of October 31, 2014, the balance of accrued interest was $0.

NOTE 4 – INCOME TAXES

At October 31, 2014, the Company had a federal operating loss carryforward of $10,186, which begins to expire in 2034.

Components of net deferred tax assets, including a valuation allowance, are as follows at October 31, 2014:

2014
Deferred tax assets:
Net operating loss carryforward	$3,565
Total deferred tax assets	3,565
Less: Valuation allowance	(3,565)
Net deferred tax assets	$-

The valuation allowance for deferred tax assets as of October 31, 2014 was $3,565, which will begin to expire in 2034.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of October 31, 2014 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at October 31, 2014:

2014
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

ZRHO BEVERAGES, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of its $0.001 par value preferred stock.

Common stock
On October 27, 2014, the Company issued an officer and director of the Company 1,075,000 shares of its $0.001 par value common stock at a price of $0.01 per share for cash of $10,750.

During the period from inception (May 12, 2014) through the period ended October 31, 2014, there have been no other issuances of common stock.

NOTE 6 – WARRANTS AND OPTIONS

As of October 31, 2014, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 7 – SUBSEQUENT EVENTS

On November 3, 2014, the Company executed an employment agreement with its sole officer and director.  The agreement is for a period of two years and will automatically be extended at one year terms unless either party gives written notice to terminate the agreement at least 180 days prior to the end of the term.  The monthly base salary is $1,000.

On December 1, 2014, the Company executed a revolving line of credit with an entity that is owned and controlled by its sole officer and director for up to $25,000.  The loan bears interest at 6% per annum and is due in two years.  No funds have been advanced as part of this line of credit.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of a common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

ZRHO BEVERAGES, INC.

$55,000

prospectus

Dealer Prospectus Delivery Obligation

Until the offering termination date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:  Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of ZRHO in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of ZRHO if they were not engaged in willful misfeasance or malfeasance in the performance of his or his duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in ZRHO in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Amounts
Accounting and audit	$2,500
Legal	$10,000
Copying	$600
EDGAR Filing Fees	$2,500
Transfer agent setup	$1,000
Securities and Exchange Commission registration fee	$6.39
Total	$16,606.39

RECENT SALES OF UNREGISTERED SECURITIES

Since inception (May 12, 3014) we issued and sold the following unregistered securities:

In November 26, 2014, the Company issued to the founder of the Company 1,075,000 shares of its $0.001 par value common stock at a price of $0.01 per share for a total valuation of $10,750. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 there under for transactions by an issuer not involving a public offering (with the recipient representing his intentions to acquire the securities for his own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

EXHIBITS

The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnihed to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnihed to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C)
Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§239.1100(c)).

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnihed, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnihed to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	In accordance of the Company’s request for acceleration of effective date pursuant to Rule 461 under the Securities Act:

(i)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on March 4, 2015.

ZRHO Beverages, Inc.

By:/S/ EDWARD ORR III
Edward Orr III, Chief Executive Officer
and Principal Accounting Officer

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ EDWARD ORR III	President	March 4, 2015
Edward Orr III

/S/ EDWARD ORR III	Director	March 4, 2015
Edward Orr III

/S/ EDWARD ORR III	Principal Executive Officer	March 4, 2015
Edward Orr III

/S/ EDWARD ORR III	Principal Financial Officer	March 4, 2015
Edward Orr III

/S/ EDWARD ORR III	Principal Accounting Officer	March 4, 2015
Edward Orr III

/S/ EDWARD ORR III	Secretary/Treasurer	March 4, 2015
Edward Orr III

Financial Statements and Exhibits

(a)           Documents filed as part of this Report
1.           Financial Statements:
A.           INDEX TO FINANCIAL STATEMENTS
Independent Auditors’ Report F-1
Balance Sheet as of October 31, 2014 F-2
Statement of Operations for the Period Inception (May 12, 2014)
through October 31, 2014 F-3
Statement of Stockholders’ Equity for the Period
Inception (May 12, 2014) through October 31, 2014 F-4
Statement of Cash Flows for the Period Inception (May 12, 2014)
through October 31, 2014 F-5
Notes to Financial Statements F-6 - F-10

(b) Exhibits
EXHIBIT INDEX

Exhibit	Description
3(i)(a)*	Articles of Incorporation of ZRHO Beverages, Inc. filed on May 12, 3014
3(ii)(a)*	Bylaws of the ZRHO Beverages, Inc.
4*	Instrument defining the rights of security holders: (a)Articles of Incorporation (b)Bylaws (c)Stock Certificate Specimen
5*	Opinion of the Stoecklein Law Group, LLP
10.1*	Subscription Agreement
10.2*	Employment Agreement – Edward C. Orr III, dated November 3, 2014
10.3*	Revolving Grid Note – Thirty Five Holdings, LLC, dated December 1, 2014
10.4*	Promissory Note – Edward C. Orr, dated October 1, 2014
10.5*	Lease Agreement dated January 5, 2015
10.6*	Promissory Note - $5,240 – dated January 28, 2015
10.7*	Promissory Note - $1,500 – dated January 28, 2015
10.8*	Promissory Note - $18,260 – dated January 28, 2015
10.9*	Manufacturing Agreement – Allen Flavors, Inc. – February 5, 2015
11*	Statement Re: Computation of per share earnings
23.1*	Consent of Seale and Beers CPAs
23.2*	Consent of the Stoecklein Law Group, LLP

*       Filed herewith